UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

August 27, 2026

JBG SMITH PROPERTIES

(Exact name of Registrant as specified in its charter)

Maryland	001-37994	81-4307010
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

4747 Bethesda Avenue Bethesda MD Suite 200	20814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (240) 333-3600

Former name or former address, if changed since last report:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $0.01 per share	JBGS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Second Amended and Restated Credit Agreement

On August 27, 2026, JBG SMITH Properties LP (“JBG SMITH LP”), the operating partnership of JBG SMITH Properties (the “Company”), entered into a Second Amended and Restated Credit Agreement (the “Revolving Credit Agreement”) with Bank of America, N.A., as administrative agent, and the lenders party thereto as set forth in the Revolving Credit Agreement. The Revolving Credit Agreement provides for a $690.0 million senior unsecured revolving credit facility maturing August 27, 2030, which may be extended by one or both of the two six-month extension options at the election of JBG SMITH LP, subject to the payment of a 0.075% extension fee and satisfaction of other customary conditions (the “Revolving Credit Facility”). The Revolving Credit Agreement amends and restates the existing $750.0 million Amended and Restated Credit Agreement, dated as of June 29, 2023 (as previously amended, the “Existing Credit Agreement”) with Bank of America, N.A., as administrative agent, and the lenders from time to time party thereto, and refinances and extends the maturity of the Existing Credit Agreement, that was scheduled to mature on June 29, 2027. The Revolving Credit Agreement includes the option to increase the Revolving Credit Facility or add term loans up to $560.0 million in the aggregate to the extent that the lenders (whether or not an existing lender under the Revolving Credit Agreement) agree to provide such additional credit commitments or loans. Under the Revolving Credit Facility loans may be made, repaid and redrawn at any time and from time to time until the maturity thereof. As of August 27, 2026, $230.0 million of loans were drawn under the Revolving Credit Facility.

The loans made under the Revolving Credit Facility bear interest, at JBG SMITH LP’s option, at a rate of either SOFR plus a spread ranging from 1.30% to 1.75% or the base rate plus a spread ranging from 0.30% to 0.75%, in each case, with the actual spread determined according to JBG SMITH LP’s percentage of indebtedness to a valuation of certain real property and assets. The base rate is the highest of the administrative agent’s prime rate, the federal funds rate plus 0.50% and the adjusted Term SOFR for a one-month tenor plus 1.0%. A facility fee is also payable, regardless of borrowings, equal to 0.15% to 0.30% per annum on the aggregate amount of the Revolving Credit Facility, with the actual fee determined according to JBG SMITH LP’s ratio of indebtedness to a valuation of certain real property and assets.

The Revolving Credit Agreement contains customary representations and warranties and affirmative, negative and financial covenants, including restrictions on mergers, affiliate transactions, and asset sales, as well as the following financial maintenance covenants:

•	percentage of total indebtedness to a valuation of certain real property and assets of not more than 60%;

•	ratio of combined EBITDA to fixed charges of not less than 1.50 to 1.00;

•	percentage of secured indebtedness to a valuation of certain real property and assets of not more than 50%;

•	ratio of combined EBITDA for unencumbered properties to interest expense on unsecured debt of not less than 1.75 to 1.00;

•	percentage of unsecured indebtedness to a valuation of certain unencumbered real property and assets of not more than 55%; and

•	ratio of secured recourse indebtedness to a valuation of certain real property and assets of not more than 10%.

The Revolving Credit Agreement also includes customary events of default, the occurrence of which, following any applicable grace period, would permit the lenders to, among other things, declare the principal, accrued interest and other obligations of JBG SMITH LP under the Revolving Credit Agreement to be immediately due and payable.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Revolving Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Third Amendment to Existing Tranche A-1 Credit Agreement

On August 27, 2026, JBG SMITH LP entered into a Third Amendment to Credit Agreement (the “Third Amendment”) with Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto, which amends the existing Credit Agreement, dated January 14, 2022, by and among JBG SMITH LP, Wells Fargo Bank, National Association, as administrative agent, and the lenders from time to time party thereto (as amended by the First Amendment to Credit Agreement dated July 29, 2022 and the Second Amendment to Credit Agreement dated July 24, 2023, the “Existing Tranche A-1 Credit Agreement”). The Existing Tranche A-1 Credit Agreement provided for an unsecured term loan in a principal amount of $200.0 million.

The Third Amendment makes certain changes to the financial covenants in the Existing Tranche A-1 Credit Agreement to align with the financial covenants in JBG SMITH LP’s Revolving Credit Agreement, which are described above. The Third Amendment also makes immaterial changes to certain other provisions of the Existing Tranche A-1 Credit Agreement to align such provisions with the Revolving Credit Agreement.

Except as amended by the Third Amendment, the terms of the Existing Tranche A-1 Credit Agreement remain in full force and effect.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Third Amendment, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Second Amendment to Existing Tranche A-2 Credit Agreement

On August 27, 2026, JBG SMITH LP entered into a Second Amendment to Credit Agreement (the “Second Amendment”) with Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto, which amends the existing Credit Agreement, dated July 29, 2022, by and among JBG SMITH LP, Wells Fargo Bank, National Association, as administrative agent, and the lenders from time to time party thereto (as amended by the First Amendment to Credit Agreement dated July 24, 2023, the “Existing Tranche A-2 Credit Agreement”). The Existing Tranche A-2 Credit Agreement provided for an unsecured term loan in a principal amount of $400.0 million with a maturity date of January 13, 2028.

Pursuant to the Second Amendment, certain of the lenders under the Existing Tranche A-2 Credit Agreement (the “Extending Lenders”) have agreed to extend the maturity of the loans made by such Extending Lenders to August 25, 2028, which constitutes $228.9 million of the original aggregate $400.0 million principal amount of term loan (such extended term loans, the “Extended Term Loan”). Such remaining $171.1 million of the non-extended term loan will remain due and payable at the existing maturity date of January 13, 2028. The Extended Term Loan may be further extended by one or more of three 1-year extension options at the election of JBG SMITH LP, subject to the payment of an extension fee of 0.125% for the first two extensions and 0.15% for the third extension, and satisfaction of other customary conditions

In addition, on and after January 13, 2028, the interest rate applicable to the Extended Term Loan will increase and accrue interest, at JBG SMITH LP’s option, at a rate of either SOFR plus a spread ranging from 1.40% to 2.00% or the base rate plus a spread ranging from 0.40% to 1.00%, in each case, with the actual spread determined according to JBG SMITH LP’s percentage of indebtedness to a valuation of certain real property and assets. The base rate is the highest of the administrative agent’s prime rate, the federal funds rate plus 0.50% and the adjusted Term SOFR for a one-month tenor plus 1.0%. On and after January 13, 2028, the SOFR spread adjustment of 0.10% applicable to all SOFR-based loans will no longer apply.

The Second Amendment also makes certain changes to the financial covenants in the Existing Tranche A-2 Credit Agreement to align with the financial covenants in the Revolving Credit Agreement, which are described above.

Except as amended by the Second Amendment, the terms of the Existing Tranche A-2 Credit Agreement remain in full force and effect.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amendment, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

On August 27, 2026, immediately after the effectiveness of the Second Amendment, JBG SMITH LP increased the amount of the term loans by $15.0 million pursuant to an Incremental Agreement, dated as of August 27, 2026, by and among JBG SMITH LP, Wells Fargo Bank, National Association, as administrative agent, and the increasing bank party thereto. Such increased term loans have the same terms, interest rate, maturity and other provisions as the Extended Term Loan.

Amendment to 2023 Term Loan

On August 27, 2026, JBG SMITH LP also amended its $120.0 million term loan maturing on June 29, 2028 (the “2023 Term Loan”) to make certain changes to the financial covenants applicable to the 2023 Term Loan to align with the financial covenants in JBG SMITH LP’s Revolving Credit Agreement, which are described above, and the SOFR spread adjustment of 0.10% applicable to all SOFR-based loans will no longer apply. Except as otherwise amended, the terms of the 2023 Term Loan remain in full force and effect.

Certain of the lenders under the Revolving Credit Agreement, the Existing Tranche A-1 Credit Agreement, the Existing Tranche A-2 Credit Agreement and the 2023 Term Loan, or their affiliates, have provided, and may in the future provide, certain commercial banking, financial advisory, and investment banking services in the ordinary course of business for the Company, its subsidiaries and certain of its affiliates, for which they receive customary fees and commissions.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in this Current Report on Form 8-K under “Item 1.01. Entry into a Material Definitive Agreement” is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Second Amended and Restated Credit Agreement, dated as of August 27, 2026, by and among JBG SMITH Properties LP, as Borrower, the financial institutions party thereto as lenders, and Bank of America, N.A., as administrative agent.

10.2	Third Amendment to Credit Agreement, dated as of August 27, 2026, by and among JBG SMITH Properties LP, as Borrower, the financial institutions party thereto as lenders, and Wells Fargo Bank, National Association, as administrative agent.

10.3	Second Amendment to Credit Agreement, dated as of August 27, 2026, by and among JBG SMITH Properties LP, as Borrower, the financial institutions party thereto as lenders, and Wells Fargo Bank, National Association, as administrative agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JBG SMITH PROPERTIES

August 27, 2026	By:	/s/ M. Moina Banerjee
M. Moina Banerjee
Co-President and Chief Financial Officer
(Principal Financial Officer)